UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2017

WCF BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-37832	81-2510023
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

401 Fair Meadow Drive, Webster City, Iowa	50595
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (515) 832-3071

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2017, Thomas J. Hromatka was appointed to the boards of directors of WCF Bancorp, Inc. (the “Company”) and its subsidiary, WCF Financial Bank (the “Bank”). There are no arrangements or understandings between Mr. Hromatka and any other person pursuant to which Mr. Hromatka became a director. Mr. Hromatka is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K. Mr. Hromatka has been appointed to the Information Technology Committee of the board of directors and it has not been determined on what other committees of the boards of directors, if any, Mr. Hromatka will be appointed.

Item 9.01    Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits. Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WCF BANCORP, INC.
DATE: January 24, 2017	By:	/s/ Stephen L. Mourlam
Stephen L. Mourlam
President and Chief Executive Officer